UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

AGNT, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AGNT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 14, 2026, AGNT, Inc. (the “Company”) completed the previously disclosed repurchase of 8,693,290 shares of its common stock (the “Purchased Shares”) from Frank Selden, as trustee of the Gratitude 2022 Trust (the “Trust”), for an aggregate purchase price of $31,991,307.20, pursuant to the stock purchase agreement described in the Company’s Current Report on Form 8-K filed on September 8, 2026.

The Purchased Shares were sold by the Trust to meet time-sensitive tax and estate administration requirements following the death of Penny Sanford, the previous trustee of the Trust. The transaction was structured as a repurchase of shares by the Company, and the Purchased Shares are no longer included in the Company’s outstanding shares of common stock. As previously disclosed, the Audit Committee of the Company’s Board of Directors, consisting entirely of independent and disinterested directors, reviewed and unanimously approved the transaction under the Company’s related person transaction policy, determining that the opportunity to acquire this block at a 10% discount to the 5-day volume-weighted average price would meaningfully accelerate the Company’s capital return program beyond what could be achieved through ordinary open-market purchases, and that the terms were fair to, and in the best interests of, the Company and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNT, Inc.
(Registrant)

Date: September 15, 2026	/s/ James Bramble
James Bramble
Chief Legal Counsel